Edward Jones Money Market fund

Amended and Restated Rule 18f-3

Multiple Class Plan (the “Plan”)

January 27, 2017

Edward Jones Money Market Fund (the “Trust”), a registered investment company that may consist of one or more separate series, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares of the Trust (or of a series) listed on Schedule A attached hereto (each such series, a “Fund,” and together, the “Funds”).

A.	Attributes of Share Classes

1.	The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each, a “Certificate”) as each such Certificate is attached as an Exhibit hereto.

2.	With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust’s prospectus(es) relating to such shares; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Distribution Plan”), and separately bear any service fees that are payable under any service plan entered into with respect to that class which are not contemplated by or within the scope of a Rule 12b-1 Distribution Plan (a “Shareholder Service Plan”); (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ materially from the interests of any other class.

B.       Expense Allocations

1.	With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Rule 12b-1 Distribution Plan or service fees relating to a particular class of shares associated with a Shareholder Service Plan are (or will be) borne exclusively by that class; (ii) any and all transfer agency expenses are considered “class-specific” expenses and are (or will be) borne exclusively by that class; and (iii) any and all other expenses relating to a particular class that are actually incurred in a different amount by that class (excluding economies of scale discounts) or for which that class receives services of a different kind or to a different degree than other classes are considered “class-specific” expenses and are (or will be) borne exclusively by that class.

2.	Expenses that are not incurred in different amounts by class and for which share classes do not receive services of a different kind or to a different degree than other classes are considered “non-class specific” expenses and shall be allocated in accordance with Rule 18f-3(c)(1)(i).

C.       Amendment of Plan; Periodic Review

1.	This Plan must be amended, as necessary, to properly describe (through additional Exhibits and Certificates hereto) any new class of shares approved by the Board of Trustees.

2.	The Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act, must approve any material amendment of the Plan as it relates to any class covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

Schedule A

dated January 27, 2017

to

Edward Jones Money Market Fund

Rule 18f-3 Multiple Class Plan

dated January 27, 2017

Fund	Class of Shares
Edward Jones Money Market Fund	Investment Retirement

EXHIBIT A.1

EDWARD JONES FUNDS

CERTIFICATE OF CLASS DESIGNATION

Investment Shares

1.       Class-Specific Distribution Arrangements, Other Expenses

Investment Shares are sold without a load or sales charge but are subject to a Rule 12b-1 fee and a service fee that is payable under a Shareholder Service Plan.

The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Rule 12b-1 Distribution Plan approved by shareholders and the Board of Trustees at an annual rate of up to 0.25% of the Fund’s average daily net assets attributable to Investment Shares. The Distributor will use the Rule 12b-1 fees for expenses associated with the promotion and sale of the Fund’s Investment Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

Under the terms of the Shareholder Service Plan, each Fund is permitted to compensate, out of the Investment Shares assets, in an annual amount up to 0.15% of the average daily net assets of the Investment Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Fund on behalf of its customers who are Investment Shares shareholders, as described in the Fund’s prospectus(es).

2.	Eligibility of Purchasers

Investment Shares are available to taxable investors and does not require a minimum initial investment, as described in each Fund’s prospectus(es), however, investors may be charged a $3.00 fee for any month in which the investor fails to maintain a $2,500 average monthly balance.

3.	Voting Rights

Each shareholder of Investment Shares will have one vote for each full Investment Share held and a fractional vote for each fractional Investment Share held. Shareholders of Investment Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Investment Shares (such as the Rule 12b-1 Distribution Plan relating to Investment Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Investment Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.       Exchange Rights

Exchange rights are not offered.

5.       Conversion Rights

a. Conversion at the Option of a Shareholder

Conversion at the option of a shareholder is not offered.

b. Conversion at the Option of a Fund

An Edward Jones Fund may, in its discretion, elect to convert such shareholder’s Investment Shares into a Class of Shares for which such shareholder does meet the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for an Edward Jones Fund to make available for investment only certain Classes of shares or shares of certain Edward Jones Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

EXHIBIT A.2

EDWARD JONES FUNDS

CERTIFICATE OF CLASS DESIGNATION

Retirement Shares

1.       Class-Specific Distribution Arrangements, Other Expenses

Retirement Shares are sold without a load or sales charge but are subject to a Rule 12b-1 fee and a service fee that is payable under a Shareholder Service Plan.

The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Rule 12b-1 Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of the Fund’s average daily net assets attributable to Retirement Shares. The Distributor will use the Rule 12b-1 fees for expenses associated with the promotion and sale of the Fund’s Retirement Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

Under the terms of the Shareholder Service Plan, each Fund is permitted to compensate, out of the Retirement Shares assets, in an annual amount up to 0.15% of the average daily net assets of the Retirement Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Fund on behalf of its customers who are Investment Shares shareholders, as described in the Fund’s prospectus(es).

2.	Eligibility of Purchasers

Retirement Shares are available to non-taxable investors and does not require a minimum initial investment, as described in each Fund’s prospectus(es), however, investors may be charged a $3.00 fee for any month in which the investor fails to maintain a $1,500 average monthly balance.

3.	Voting Rights

Each shareholder of Retirement Shares will have one vote for each full Retirement Share held and a fractional vote for each fractional Retirement Share held. Shareholders of Retirement Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Retirement Shares (such as the Rule 12b-1 Distribution Plan relating to Retirement Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Retirement Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.       Exchange Rights

Exchange rights are not offered.

5.       Conversion Rights

a. Conversion at the Option of a Shareholder

Conversion at the option of a shareholder is not offered.

b. Conversion at the Option of a Fund

An Edward Jones Fund may, in its discretion, elect to convert such shareholder’s Retirement Shares into a Class of Shares for which such shareholder does meet the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for an Edward Jones Fund to make available for investment only certain Classes of shares or shares of certain Edward Jones Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.